Exhibit 99.1

AMERICAN HYPERBARIC, INC.

Financial Statements

June 30, 2005

AMERICAN HYPERBARIC, INC.

Table of Contents

June 30, 2005

PAGE
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheet	2
Statement of Operations	3
Statement of Changes in Stockholders’ Equity	4
Statement of Cash Flows	5

NOTES TO FINANCIAL STATEMENTS	6-8

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors

American Hyperbaric, Inc.

We have audited the accompanying balance sheet of American Hyperbaric, Inc. as of June 30, 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from May 25, 2005 (inception) through June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Hyperbaric, Inc. as of June 30, 2005, and the results of its operations, and its cash flows for the period from May 25, 2005 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ RAICH ENDE MALTER & CO. LLP

East Meadow, New York
November 22, 2005

1

AMERICAN HYPERBARIC, INC.

Balance Sheet

June 30, 2005

ASSETS
Current Assets
Cash in bank	$873,111
Cash in escrow	50,000
Due from related parties	123,831

$1,046,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$21,510
Accrued interest payable	1,111
Due to related party	50,000

72,621

Long-Term Debt
10% unsecured convertible debentures	950,000

Commitments and Contingencies

Stockholders’ Equity
Common stock - $0.001 par value - 1,000,000,000 shares authorized; 45,004,840 shares issued and outstanding	45,005
Additional paid-in capital	350,000
Accumulated (deficit)	(370,684)

24,321

$1,046,942

See notes to financial statements.	2

AMERICAN HYPERBARIC, INC.

Statement of Operations

For the Period from May 25, 2005 (Inception) Through June 30, 2005

Revenue	$—

Expenses
Interest	301,111
Consulting	66,515
Advertising	2,170
Office supplies	888

370,684

Net (Loss)	$(370,684)

See notes to financial statements.	3

AMERICAN HYPERBARIC, INC.

Statement of Changes in Stockholders’ Equity

For the Period from May 25, 2005 (Inception) Through June 30, 2005

	Shares	Amount	Additional Paid-In Capital	Accumulated (Deficit)	Total Stockholders’ Equity
Balance - May 25, 2005	—	$—	$—	$—	$—
Issuance of common stock to founders	45,004,840	45,005	—	—	45,005
Net (loss)	—	—	—	(370,684)	(370,684)
Discount on convertible debentures	—	—	300,000	—	300,000
Value of warrants issued with convertible debentures	—	—	50,000	—	50,000

Balance - June 30, 2005	45,004,840	$45,005	$350,000	$(370,684)	$24,321

See notes to financial statements.	4

AMERICAN HYPERBARIC, INC.

Statement of Cash Flows

For the Period from May 25, 2005 (Inception) Through June 30, 2005

Cash Flows from Operating Activities
Net (loss)	$(370,684)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Stock based compensation	45,005
Debt discount	300,000
Increase in accounts payable	21,510
Increase in accrued interest payable	1,111

(3,058)

Cash Flows from Investing Activities
Advances to affiliate	(123,831)

Cash Flows from Financing Activities
Proceeds from issuance of convertible debentures with detachable warrants	1,000,000
Cash held in escrow under subscription agreement with related party	50,000

1,050,000

Net Increase in Cash	923,111

Cash - beginning	—

Cash - end	$923,111

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Common stock issued to founders for services rendered	$45,005

See notes to financial statements.	5

AMERICAN HYPERBARIC, INC.

Notes to Financial Statements

June 30, 2005

1 - ORGANIZATION AND NATURE OF BUSINESS AND

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Organization and Nature of Business - American Hyperbaric, Inc. (the “Company”) was organized in the State of Florida on May 25, 2005, in order to provide hospital based wound care centers with hyperbaric oxygen therapy.

b.	Revenue Recognition - Patient service revenue will be recognized at the net realizable amounts from patients, third party payers, and others for services rendered.

c.	Advertising Costs - Advertising costs are expensed as incurred.

d.	Income Taxes - The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A valuation allowance against deferred tax assets is provided when it is more likely than not that the deferred tax asset will not be fully realized. No provision or benefit for income taxes has been included in the accompanying financial statements as the amount is estimated to be insignificant.

e.	Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of commitments and contingencies, if any, at the date of the financial statements, and revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include the fair value of stock and warrants issued.

f.	Concentration of Credit - The Company places its temporary cash investments with one high credit-quality financial institution. At June 30, 2005, such investments were in excess of the FDIC insurance limit.

g.	Stock Based Compensation - In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 123 (Revised), Share-based Payment, (“FAS 123R”). FAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. The scope of FAS 123R includes a wide range of share-based compensation arrangements, including performance-based awards. During the period from May 25, 2005 (inception) through June 30, 2005, the Company recorded the fair value of shares issued to founders for services rendered.

2 - PRIVATE PLACEMENT

In September 2005, the Company completed a private placement pursuant to which they issued unsecured convertible debentures (the “Debentures”) in an aggregate principal amount of $2,000,000. The private placement was completed in separate closings commencing in June 2005. The proceeds of the private placement are being used primarily for working capital.

Continued	6

The Debentures are due and payable two years from the date of issuance, unless earlier converted. The Debentures bear interest at 10% per annum which is payable quarterly. The Company reserves the right to satisfy any payment of interest under the Debentures in common stock of the Company at the closing price which common stock issuance may accrue until conversion or redemption. At any time after the original issue date until the Debentures are no longer outstanding, the Debentures are convertible into the Company’s common stock at the option of the holder. The conversion price in effect on any conversion date shall be equal to the lesser of $2.00 or 20% of the average of the 14 closing prices, as defined, immediately prior to such conversion date. The Debentures automatically convert, at the discretion of the Company, if the closing price of the common stock is $3.00 or higher for three consecutive trading days, as defined. If the shares are not then publicly traded, the fair market value of a share of common stock will be determined in good faith by the Company.

For each $2.00 worth of Debentures issued in the private placement, two-year warrants for the purchase of one common share of the Company’s common stock at $2.00 per share (the “Warrants”) were issued. The Warrants were subject to anti-dilution provisions which, following the ten-for-one stock split discussed in Note 3, provided for the purchase of one common share of the Company’s common stock at $0.20 per share. Management has estimated the fair value of each of the Warrants on the date issued to be $0.01 using a Black-Scholes option-pricing model with the following assumptions:

Dividend yield	0%
Expected volatility	25%
Risk-free interest rate	5%
Expected life	1 year

As of June 30, 2005, $1,000,000 had been raised from the private placement and 5,000,000 warrants were outstanding and exercisable. Since the Debentures were issued with detachable warrants, $50,000 of the proceeds was allocated to the Warrants and accounted for as additional paid-in capital. The remainder of the proceeds was allocated to the Debentures. Since the fair value of the common stock into which the Debentures can be converted exceeds the proceeds, the Company allocated a portion of the proceeds to additional paid-in capital. Because the Debentures were immediately convertible, the discount of $300,000 was charged to interest expense at the date of issuance.

3 - SUBSEQUENT EVENTS

During July 2005, the Company entered into Contribution Agreements (the “Contribution Agreements”) with VB Hyperbaric LLC, Greater Bronx Hyperbaric, LLC, The Square Hyperbaric and Wound Care Center LLC, NY Hyperbaric LLC and St. Joseph Hyperbaric LLC, whereby three members of the limited liability companies (the “LLCs”) agreed to exchange their respective interests in the LLCs for an aggregate 66,000,000 shares of the Company’s common stock. On September 30, 2005, such members of the LLCs exchanged their interests in the LLCs for shares of the Company. Each of the three members received 22,000,000 shares.

On July 1, 2005, the Company became the sole member of six limited liability companies for which it contributed $10,000 to the member/manager of each of the following: (1) Pennsylvania Hyperbaric LLC; (2) Massachusetts Hyperbaric LLC; (3) Meadowlands Hyperbaric, LLC; (4) Ocean County Hyperbaric, LLC; (5) NJ Hyperbaric, LLC; (6) CMC Hyperbaric, LLC.

On October 1, 2005, the Company granted 11,525,000 shares to consultants for services rendered. Certain services were provided during June 2005 and included in consulting expenses and accounts payable in the accompanying financial statements.

Continued	7

On October 28, 2005, the Company entered into an Agreement and Plan of Reorganization with Kevcorp Services, Inc. (“Kevcorp”), a publicly-held corporation, whereby all the outstanding shares of the Company will be acquired by Kevcorp in exchange for shares of Kevcorp in a tax-free reorganization. Following the reorganization, the Company will be a wholly-owned subsidiary of Kevcorp. The consummation of these transactions is expected to take place during December 2005.

On November 1, 2005, the Company’s directors determined that it was in the best interests of its stockholders to raise up to an additional $2,000,000 through a second private placement. Accordingly, the Company offered convertible debentures and two-year warrants using the same terms as the initial private placement discussed in Note 2. As of the date of this report, an additional $400,000 was raised by the Company pursuant to this second private placement.

On November 8, 2005, the Company entered into a consulting agreement with two individuals (the “Consultants”) pursuant to which the Consultants shall receive an aggregate fee of $25,000 in cash and 500,000 shares of common stock in the Company. The fee shall be due only upon the closing of a successful merger between the Company and Kevcorp, as further discussed above. The shares will be issued to the Consultants on the merger closing date and the cash is payable within 30 days of the merger closing date.

On November 8, 2005, the Company’s directors approved revising the Company’s Articles of Incorporation to increase the authorized shares of the Company to 1,500,000,000 shares of common stock.

On November 9, 2005, the Company authorized a ten-for-one forward stock split on all issued and outstanding shares of common stock as of the close of business on November 9, 2005. The capital stock accounts and all share data in this report give effect to the stock split, applied retroactively, to the period presented.

On November 10, 2005, certain holders of the Debentures elected to convert all principal at an exercise rate of $0.134.

4 - RELATED PARTY TRANSACTIONS

Due from Related Parties

During June 2005, the stockholders of the Company entered in negotiations with members of the LLCs further discussed in Note 3 to the financial statements. Prior to the effective date of the Contribution Agreements, advances were made to the LLCs totaling $123,831. These funds were primarily utilized for the installation of hyperbaric equipment in hospitals that became customers of the Company on July 1, 2005.

Due to Related Party

On June 22, 2005, one of the holders (the “Holder”) of the Debentures further discussed in Note 2 to the financial statements, executed a subscription agreement with the Company, pursuant to which the Holder transferred $150,000 to the Company. As of June 30, 2005, $100,000 had been invested in the Debentures and $50,000 remained in escrow. Subsequent to June 30, 2005, the $50,000 balance was invested in the Debentures.

8